As filed with the Securities and Exchange Commission on January 31, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 24, 2007

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            Effective January 24, 2007, the Board of Directors of First Charter Corporation (the "Registrant") appointed Sheila Stoke as the Registrant's Senior Vice President, Principal Accounting Officer and Controller.  Ms. Stoke, 57, has been Senior Vice President and Controller of First Charter Bank, the Registrant's primary banking subsidiary (the "Bank"), since November 2006.  Prior to that time, she served as Senior Vice President, Finance for Stock Yards Bank in Louisville, Kentucky, from December 2005 to October 2006, Senior Vice President and Controller for Integra Bank in Evansville, Indiana, from February 2003 to December 2005 and Vice President and Controller for Republic Bank in Louisville, Kentucky, from March 2002 to February 2003.

            In connection with her appointment, Ms. Stoke entered into a Change in Control Agreement with the Registrant on January 26, 2007(the "Change in Control Agreement").  Pursuant to its terms, the Change in Control Agreement provides for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, following a "change in control" of the Registrant.  The benefits to be received pursuant to the Change in Control Agreement will be paid to Ms. Stoke for a period of twelve months.  The payments and benefits to be received pursuant to the Change in Control Agreement will not exceed the limitations imposed by Section 280G of the Internal Revenue Code of 1986, as amended.

            For purposes of the Change in Control Agreement, a "change in control" is generally defined to include a merger or similar transaction involving the Registrant in which the Registrant's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Registrant's assets, certain acquisitions of more than 20% of the Registrant's common stock by any person or group other than a person or group who owned more than 5% of the Registrant's common stock as of the date of the Change in Control Agreement, unless prior approval of the Registrant's Board of Directors is received, certain instances in which the composition of the Registrant's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Registrant in a proxy statement or the acquisition of control of the Registrant under applicable federal banking laws.

            To be entitled to payments upon such a change in control, (a) Ms. Stoke's employment must be terminated by the Registrant or the Bank other than for cause, or (b)  Ms. Stoke must terminate her employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of alcohol or narcotics in a manner that affects her duties as an employee, conviction of a felony or misdemeanor involving moral turpitude or gross inattention to or dereliction of duty. "Good reason" generally means a material reduction in her duties or a change in title resulting in material reduction of her duties, a material reduction in salary or bonus, or her relocation to an area farther than a specified distance from her primary employment location.

            The forgoing summary of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 31, 2007, the Registrant issued a news release announcing Ms. Stoke's appointment.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 99.1	Change in Control Agreement, dated as of January 26, 2007, by and between the Registrant and Sheila Stoke News Release disseminated on January 31, 2007 by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ STEPHEN J. ANTAL
Stephen J. Antal
Executive Vice President, General Counsel and Secretary

Dated: January 31, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 99.1	Change in Control Agreement, dated as of January 26, 2007, by and between the Registrant and Sheila Stoke News Release disseminated on January 31, 2007 by the Registrant